UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MANAGEMENT CHANGE IN CONTROL PLAN

On September 19, 2008, Ashworth, Inc. (the "Company") adopted a management change in control plan (the "Plan") that provides for the payment of a maximum aggregate amount of $500,000 by the Company to certain management personnel in the event that the Company experiences a change in control (as defined in the Plan). Participants are eligible to receive payment under the plan two months after a change in control, provided that certain conditions set forth in the Plan are satisfied.

Of the aggregate Plan amount, $200,000 is allocated to each of Fletcher Leisure Group and Eddie J. Fadel, $50,000 is allocated to Greg W. Slack and $50,000 is allocated to other management personnel to be approved by the Board of Directors or the Compensation and Human Resources Committee.

The foregoing description of the Plan is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description of Exhibit

10.1 Ashworth, Inc. Management Change in Control Plan, dated as of September 19, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

September 22, 2008	By:	/s/ Allan H. Fletcher

Name: Allan H. Fletcher
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Ashworth, Inc. Management Change in Control Plan, dated as of September 19, 2008.